UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 11, 2010

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

Effective February 11, 2010, the Board of Directors of LPL Investment Holdings Inc. (the “Company”) elected Mr. John J. Brennan, 55, as a director of the Company.  Mr. Brennan has also been named a member of the Audit Committee of the Company’s Board of Directors.  Effective March 31, 2010, Mr. Brennan will serve as the chairman of the Audit Committee.

Mr. Brennan is Chairman Emeritus and Senior Advisor of The Vanguard Group, Inc.  Mr. Brennan joined Vanguard in July 1982.  He was elected President in 1989, served as Chief Executive Officer from 1996 to 2008 and Chairman of the Board from 1998 to 2009. Mr. Brennan is Chairman of the Financial Accounting Foundation; a governor of the Financial Industry Regulatory Authority (FINRA); a director of the United Way of Southeastern Pennsylvania; a trustee of the University of Notre Dame and King Abdullah University of Science and Technology (KAUST). Mr. Brennan graduated from Dartmouth College and received a Master’s degree in Business Administration from the Harvard Business School.

There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Brennan had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ Robert J. Moore
		Name:	Robert J. Moore
		Title:	Chief Financial Officer

Dated: February 18, 2010